UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2023

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2023, Permian Resources Operating, LLC (the “Issuer”), a Delaware limited liability company and subsidiary of Permian Resources Corporation (NYSE: PR) (the “Company” and, together with the Issuer, “Permian Resources”), issued $500.0 million aggregate principal amount of its 7.000% senior notes due 2032 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of September 12, 2023 (the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its senior secured credit facility (the “credit facility”). The Notes are also guaranteed on a senior unsecured basis by the Company, the Issuer’s sole managing member and controlling equity holder.

Maturity and Interest

The Notes will mature on January 15, 2032. The Notes bear interest at an annual rate of 7.000%. Interest on the Notes is payable on January 15 and July 15 of each year, and the first interest payment is due on January 15, 2024.

Special Mandatory Redemption

If (i) Permian Resources’ previously announced pending merger (the “Earthstone Merger”) with Earthstone Energy, Inc. (“Earthstone”) has not been completed on or prior to April 21, 2024 (the “Outside Date”) or (ii) prior to the Outside Date, (a) the agreement and plan of merger dated August 21, 2023 by and between Permian Resources, Earthstone and their respective subsidiaries party thereto is terminated or (b) Permian Resources has decided that it will not pursue the consummation of the Earthstone Merger or has determined in its sole discretion that the consummation of the Earthstone Merger cannot or is not reasonably likely to be satisfied by the Outside Date (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, a “Special Mandatory Redemption Event”), the Issuer will be required to redeem all of the outstanding Notes on the Special Mandatory Redemption Date (as defined in the Indenture) at a redemption price equal to 100% of the initial issue price of such Notes, plus accrued and unpaid interest from the date of initial issuance of such Notes to, but not including, the Special Mandatory Redemption Date.

Optional Redemption

At any time prior to January 15, 2027, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to January 15, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after January 15, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2027	103.500%
2028	101.750%
2029 and thereafter	100.000%

Change of Control

If the Issuer experiences certain kinds of changes of control (and, in some cases, followed by a ratings decline), holders of the Notes may have the right to require the Issuer to repurchase their Notes at 101% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the then total outstanding Notes may (with notice to the Company and the Trustee) declare the principal of, and accrued and unpaid interest, if any, on all outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default arises from certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of September 12, 2023, among Permian Resources Operating, LLC, the guarantors named therein and Computershare Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Legend Information

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Earthstone and Permian Resources. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Important Additional Information

In connection with the Transaction, on September 6, 2023, Permian Resources filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement of Earthstone and Permian Resources and a prospectus of Permian Resources. The Transaction will be submitted to Earthstone’s stockholders and Permian Resources’ stockholders for their consideration. Earthstone and Permian Resources may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Permian Resources and Earthstone. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Permian Resources or Earthstone may file with the SEC or send to stockholders of Permian Resources or Earthstone, respectively, in connection with the Transaction.

INVESTORS AND SECURITY HOLDERS OF EARTHSTONE AND PERMIAN RESOURCES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Permian Resources or Earthstone through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Earthstone are available free of charge on Earthstone’s website at https://www.earthstoneenergy.com, under the “Investors” tab, or by directing a request to Investor Relations, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Tel. No. (281) 298-4246. Copies of documents filed with the SEC by Permian Resources will be made available free of charge on Permian Resources’ website at https://www.permianres.com, under the “Investor Relations” tab, or by directing a request to Investor Relations, Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701, Tel. No. (432) 695-4222.

Participants in the Solicitation

Permian Resources, Earthstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction. Information regarding Earthstone’s directors and executive officers is contained in the proxy statement for Earthstone’s 2023 Annual Meeting of Stockholders filed with the SEC on April 27, 2023, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Earthstone’s website at https://www.earthstoneenergy.com.

Information regarding Permian Resources’ executive officers and directors is contained in the proxy statement for the Permian Resources’ 2023 Annual Meeting of Stockholders filed with the SEC on April 11, 2023 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Permian Resources’ website at https://www.permianres.com. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction. You may obtain free copies of this document as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	September 12, 2023

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